Exhibit 5.1

                           WEIL, GOTSHAL & MANGES LLP
                        A LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                 August 11, 1998

                            Franklin Receivables LLC
                              FCC Receivables Corp.
                       Registration Statement on Form S-3


Franklin Receivables LLC
47 West 200 South
Suite 500
Salt Lake City, UT  84101

FCC Receivables Corp.
47 West 200 South
Suite 500
Salt Lake City, UT  84101

Re:  Amendment No. 1 to Registration Statement (Nos. 333-56869 and 333-56869-01)
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            We have acted as counsel to Franklin Receivables LLC, a Delaware limited liability company and FCC Receivables Corp., a Delaware corporation (together with Franklin Receivables LLC, the "Companies"), in connection with the preparation and filing with the Securities and Exchange Commission of the Companies' Amendment No. 1 to Registration Statement on Form S-3 (Nos. 333-56869 and 333-56869-01), (together with the exhibits and any and all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Companies of asset-backed notes and asset-backed certificates (the "Asset-Backed Securities"). As described in the Registration Statement, the Asset-Backed Securities will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Companies pursuant to either a trust agreement or a pooling and servicing agreement (each, a "Trust Agreement") between the Companies and a trustee to be determined (each, a "Trustee").

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Trust Agreements, and such


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Franklin Receivables LLC
FCC Receivables Corp.
August 11, 1998



corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Companies, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Companies. We have also assumed that the Companies are duly organized and validly existing and have the requisite corporate and limited liability company power and authority to execute, deliver and perform their obligations under each Trust Agreement. The opinion set forth below is also based on the assumptions that (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Asset-Backed Securities have been or will be duly approved by the Board of Directors (or the authorized designees) of the Companies, (iii) the related Trust Agreements have been duly authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and
(iv) the Asset-Backed Securities have been duly executed by the Trustee and authenticated by the Trustee in accordance with the Trust Agreement and sold and delivered by the Companies against payment therefor.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the asset-backed certificates will be legally issued, fully paid and nonassessable and any asset-backed notes will be the binding obligation of the applicable Trust, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            The opinions herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

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Franklin Receivables LLC
FCC Receivables Corp.
August 11, 1998



            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "Legal Opinions" in the prospectuses and the forms of prospectus supplements which are a part of the Registration Statement.





                                Very truly yours,

                                /s/ WEIL, GOTSHAL & MANGES LLP